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                                                                   EXHIBIT 99.5


               CONSENT OF PERSON NAMED AS ABOUT TO BECOME A DIRECTOR

     Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I, Robert C. Duvall, hereby consent to be named as a person about to become a director of Sky Financial Group, Inc. in the registration statement on Form S-4 of Sky Financial Group, Inc., dated May 21, 1999.

                                   /s/ Robert C. Duvall
                                   ------------------------------------------
                                       Robert C. Duvall

Dated:  May 21, 1999